EXHIBIT 99.2


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GROUP OF COMPANIES INC.
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FOR IMMEDIATE RELEASE
MAY 31, 2005


             RS GROUP OF COMPANIES, INC. SIGNS EXCLUSIVITY AGREEMENT
     TO BECOME A SUBSIDIARY OF STRATEGY INTERNATIONAL INSURANCE GROUP, INC.

TORONTO, ON CANADA-RS GROUP OF COMPANIES, INC. (OTCBB: RSGC), a provider of pass-through risk specialty insurance, reinsurance products and affinity programs announced today that the company has signed an exclusivity agreement to become a wholly-owned subsidiary of Strategy International Insurance Group, Inc (OTCBB: SGYI).

Strategy International has confirmed its intent to acquire all of the outstanding shares of common stock, outstanding options and all other outstanding equity securities of RS Group. The transaction is subject to the negotiation and execution of a definitive merger agreement and other definitive documents on terms and conditions acceptable to both RS Group and Strategy International, as well as making all appropriate filings with the Securities and Exchange Commission.

It is anticipated that Strategy International will offer U.S. $1.75 per share of common stock, no par value, of RS Group. The price per share of RS Group's common stock is subject to adjustment based on the completion of a valuation of the company and receipt of a fairness opinion by SF Valuations.

Commenting on the announcement, John Hamilton, CEO of RS Group of Companies, Inc. said "The amalgamation of these two operations, which have complementary lines of business and similar long-term objectives, enables these two companies to recognize an opportunity to expand their presence within the insurance and reinsurance industry. We are excited to form this partnership and believe the combined strength will allow management of both companies to fulfill their respective goals."

In accordance with the terms of the exclusivity agreement, for the period beginning May 25, 2005 and ending July 24, 2005, RS Group will not, directly or indirectly take any action to solicit, initiate, seek, entertain, encourage or support an inquiry or offer from any third party regarding any acquisition, merger, or consolidation with or involving RS Group. RS Group further agreed to notify Strategy International, in writing, promptly upon receipt of a proposal of any third party that the Board of Directors of RS Group determines to be worthy of consideration.

"This acquisition will provide Strategy with the resources to further enhance the company's global expansion. RS Group's proven product expertise will be an exceptional addition to the Strategy underwriting group," said Stephen Stonhill, President and CEO of Strategy International Insurance Group, Inc.


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ABOUT RS GROUP OF COMPANIES, INC.
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RS Group of Companies, Inc. (http://www.rsgc.com) has developed and is implementing a strategy to design, structure and sell a broad series of pass-through risk specialty insurance and reinsurance platforms throughout North America. The company is structured as a holding company for an integrated group of businesses that operates in four distinct operating segments: residential rental services, timeshare affinity program, financial guarantee, and specialty insurance brokerage. Current offerings include RentShield(R) (http://www.rentshield.com), a Residential Rental Services Program being offered to North America's $300 billion residential real estate rental market, and Value Guaranteed Vacations, Inc.'s timeshare affinity program, VGV(TM) Club (http://www.vgvinc.com).

ABOUT STRATEGY INTERNATIONAL INSURANCE GROUP, INC.
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Strategy Insurance Limited ("Strategy"), a Barbados-formed and licensed provider of specialty lines of insurance, reinsurance and structured risk underwriting, focusing on credit risk and credit enhancement, is a wholly-owned subsidiary of Strategy Holding Company Limited, a Barbados company which is itself a wholly-owned subsidiary of Strategy International Insurance Group, Inc. (OTCBB:
SGYI). Strategy conducts its insurance and reinsurance operations principally through its subsidiary incorporated in Barbados, West Indies. Strategy has offices in Barbados, London and Toronto. As of January 31, 2005, Strategy international had approximately $158 million of assets on its balance sheet which gives the company the ability to write gross premiums in excess of $300 million while maintaining a conservative writings to assets ratio.

FORWARD-LOOKING STATEMENT
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Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "Forward Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward Looking Statements may be identified by words including "anticipate", "await", envision", "foresee", "aim at", "believe", "intends", estimates" including without limitation, those relating to the company's future business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the Forward Looking Statements. Readers are directed to the company's filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations.

INVESTOR CONTACTS:

PATTI COOKE
CORBIT ROCKWELL INVESTMENTS
212.655.3048 OR 416.907.0948
PRESSRELEASES@CORBITROCKWELL.COM

OR

DAVID ZAZOFF
ZA CONSULTING LLC.
212-505-5976
PRESSRELEASES@ZA-CONSULTING.NET